Execution Version

AMENDMENT NUMBER THREE
TO LOAN AGREEMENT

This AMENDMENT NUMBER THREE TO LOAN AGREEMENT (this “Agreement”), dated as of April 26, 2012, among MACQUARIE DISTRICT ENERGY LLC, a Delaware limited liability company (as successor to Macquarie District Energy, Inc., the ”Borrower”); the several banks and other financial institutions signatories hereto; PNC BANK, NATIONAL ASSOCIATION, as Issuing Bank (in such capacity, the “Issuing Bank”); and COMMERZBANK AG NEW YORK BRANCH (as successor to Dresdner Bank AG New York Branch), as Administrative Agent (in such capacity, the “Administrative Agent”).

RECITALS

A.           The parties hereto are parties to the Loan Agreement dated as of September 21, 2007 by and among the Borrower, the several banks and other financial institutions from time to time parties thereto as lenders (the “Lenders”), Bank of America, N.A. (as successor to LaSalle Bank National Association), as then issuing bank, and the Administrative Agent, as amended by Amendment Number One, dated December 21, 2007, as further amended by Amendment Number Two, dated February 22, 2008 (collectively, the “Loan Agreement”), pursuant to which the Lenders have agreed to provide certain loans to the Borrower for the purposes and upon the terms and conditions set forth therein.

B.           The Borrower and certain Lenders have agreed to extend the maturity date of the Revolving Credit Facility.

C.           The Borrower and the Lenders have agreed to amend (i) the mandatory prepayment provisions contained in Section 2.9(c)(xi) of the Loan Agreement, (ii) Schedule 2.1 with respect to the Commitment of each Lender, (iii) the interest provision with respect to the Revolving Loan contained in Section 2.4(a) of the Loan Agreement, (iv) the provision regarding commitment fees with respect to the Revolving Loan contained in Section 2.10(a) of the Loan Agreement, (v) the provision regarding fronting fees with respect to the Letters of Credit paid to the Issuing Bank contained in Section 2.10(b) of the Loan Agreement, (vi) the restriction on Distributions, and (vii) the definitions of “Applicable Margin,” “Issuing Bank,” “Maturity Date,” “FFO,” “Capital Expenditure Loan Commitment Termination Date” and “Revolving Loan Commitment Termination Date” in the Loan Agreement, as set forth herein.

D.           The Borrower acknowledges that the Excess Cash Flow sweep set forth in Section 2.9(c)(vi) shall commence as of September 30, 2012.

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1.  Definitions and Rules of Interpretation. All capitalized terms used but not defined in this Agreement shall have the respective meanings specified in the Loan Agreement. The rules of interpretation set forth in Section 1 of the Loan Agreement shall apply to this Agreement, mutatis mutandis, as if set forth herein.

Section 2.  Amendment to Loan Agreement.

a.  The mandatory prepayment provision in Section 2.9(c)(xi) of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

“All partial prepayments of the Loans made pursuant to Section 2.9(c)(i) through (viii) shall be applied to prepay the outstanding Capital Expenditure Loans, then to the Term Loans and, after the Capital Expenditure Loans and the Term Loans have been paid in full, thereafter applied to prepay the outstanding Revolving Loans. All partial prepayments of the Loans made pursuant to Section 2.9(c)(ix) shall be applied to prepay the Revolving Loan. All partial prepayments of the Loans made pursuant to Section 2.9(c)(x) shall be applied to prepay the Capital Expenditure Loan.”

b.  Schedule 2.1 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

SCHEDULE 2.1

Commitments and Pro Rata Shares

Lender	Term Loan Commitment	Term Loan Pro Rata Share	Capital Expenditure Loan Commitment	Capital Expenditure Loan Pro Rata Share	Revolving Loan Commitment	Revolving Loan Pro Rata Share
Bank of America, N.A.	$46,936,339.52	31.3%	$6,591,551.94	32.9%	0	N/A

Commerzbank AG	$45,212,201.59	30.1%	$5,694,960.21	28.5%	0	N/A

Westpac Banking Corporation	$30,000,000	20.0%	$4,000,000	20.0%	0	N/A

PNC Bank, National Association	$19,893,899.21	13.3%	$2,652,519.89	13.3%	$7,400,000	88.3%

Mega International Commercial Bank Co., Ltd.	$7,957,559.68	5.3%	$1,061,007.96	5.3%	$981,000	11.7%

Total:	$150,000,000	100%	$20,000,000	100%	$8,381,000	100%

c.  Section 2.4(a) of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

“Each LIBOR Loan shall bear interest during each Interest Period at a rate per annum equal to LIBOR for such Interest Period plus the Applicable Margin. Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate; provided that with respect to a Revolving Loan that is a Base Rate Loan, such Loan shall bear interest at a rate per annum equal to the Base Rate plus 1.25%.”

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d.  Section 2.10(a) of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

“Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender, as applicable, a commitment fee equal to 30% of the Applicable Margin for Loans other than Revolving Loans per annum on the daily amount of the Available Commitment, as applicable, of such Lender during the period from and including the date hereof to but excluding the last day of the Commitment Period, as applicable; provided that with respect to Revolving Loans, the Borrower agrees to pay to the Administrative Agent for the account of each Revolving Loan Lender, as applicable, a commitment fee equal to 0.35% of the Available Revolving Loan Commitment of such Lender during the period from and including the date hereof to but excluding the last day of the Revolving Loan Commitment Period. Accrued commitment fees shall be payable in arrears on the Effective Date and on the last Business Day of each March, June, September and December thereafter, commencing on the first of such dates to occur after the Effective Date, and on the last day of the applicable Commitment Period. All commitment fees shall be calculated on the basis of a year of 360 days and for the actual days elapsed (including the first day but excluding the last day).”

e.  In Section 2.10(b)(ii) of the Loan Agreement the fronting fee paid to the Issuing Bank shall accrue at a rate of 0.25% per annum for any Letter of Credit issued after April 24, 2012.

f.  The definition of “Applicable Margin” in Section 1.1 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

“Applicable Margin” means, for each day, 1.175% per annum; provided that with respect to Revolving Loans, “Applicable Margin” means 2.25% per annum.

g.  The definition of “Issuing Bank” in Section 1.1 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

“Issuing Bank” means PNC Bank, National Association, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.14; provided that for the purpose of any outstanding Letters of Credit issued prior to April 24, 2012, any such reference will be deemed to refer to Bank of America, N.A. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

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h.  The definition of “Maturity Date” in Section 1.1 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

“Maturity Date” means the date that is seven (7) years after the Effective Date; provided that if any such date is a day other than a Business Day, the Maturity Date shall be the next succeeding Business Day unless such next succeeding Business Day falls in the next calendar month, in which case the Maturity Date shall be the prior preceding Business Day.

i.  In the definition of “FFO” in Section 1.1 of the Loan Agreement, clause (g) is hereby deleted and replaced in its entirety with the following:

any corporate allocation expenses from MIC, provided that such expenses shall not exceed $1,000,000, provided, further that payment of such an expense would be allowed under Section 7.6,

j.  In the definition of “Capital Expenditure Loan Commitment Termination Date” in Section 1.1 of the Loan Agreement, the phrase “the earliest of” shall be changed to “the later of.”

k. In the definition of “Revolving Loan Commitment Termination Date” in Section 1.1 of the Loan Agreement, the phrase “the earliest of” shall be changed to “the later of.”

l.  A new clause (g) shall be added to Section 7.6 of the Loan Agreement reading as follows:

(g)  The Borrower or its Subsidiaries shall not make any Distributions (other than Distributions made by a Subsidiary to any Loan Party) or set apart any sum for any such purpose, except for Distributions to MDE Parent to pay taxes due by the Loan Parties.

Section 3.  No Further Waiver or Amendment. Except to the extent that provisions of the Loan Agreement are amended as expressly set forth in Section 2 hereof, the execution and delivery hereof shall not (a) operate as a modification or waiver of any right, power or remedy of the Financing Parties or the Collateral Agent under any of the Loan Documents, (b) cause a novation with respect to any of the Loan Documents, or (c) extinguish or terminate any obligations of the Borrower under the Loan Documents.

Section 4.  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 5.  Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Section 6.  Headings. The headings in this Agreement have been included herein for convenience of reference only, are not part of this Agreement, and shall not be taken into consideration in interpreting this Agreement.

Section 7.  Entire Agreement. This Agreement comprises the complete and integrated agreement of the parties hereto on the subject matter hereof and supersedes all prior agreements, written or oral, on such subject matter.

Section 8.  Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be maintained by the Borrower and the Administrative Agent.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

MACQUARIE DISTRICT ENERGY LLC, as Borrower

By:	/s/ David A. Bump

Name:	David A. Bump
Title:	President & CFO

Amendment No. 3 to Macquarie District Energy Loan Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

COMMERZBANK AG NEW YORK BRANCH, as Administrative Agent and Lender

By:	/s/ Ryan Flohre

Name:	Ryan Flohre
Title:	Director

By:	/s/ Brian Schneider

Name:	Brian Schneider
Title:	Director

Amendment No. 3 to Macquarie District Energy Loan Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Lender

By:	/s/ Carlos Morales

Name:	Carlos Morales
Title:	SVP

Amendment No. 3 to Macquarie District Energy Loan Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

WESTPAC BANKING CORPORATION, as Lender

By:	/s/ Sean Crellin

Name:	Sean Crellin
Title:	Director Legal

Amendment No. 3 to Macquarie District Energy Loan Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

PNC BANK, NATIONAL ASSOCIATION, as Issuing Bank

By:	/s/ Corey Noland

Name:	Corey Noland
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Corey Noland

Name:	Corey Noland
Title:	Vice President

Amendment No. 3 to Macquarie District Energy Loan Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD., as Lender

By:	/s/ Ko, Yi-Ming

Name:	Ko, Yi-Ming
Title:	VP & General Manager

Amendment No. 3 to Macquarie District Energy Loan Agreement